Exhibit 10.28
Notarial Certificate
I, SASKIA-ANN PRICE of Sandton, in the Gauteng Province, Republic of South Africa, a duly sworn and admitted Notary Public, certify that the copy of the SALE OF SHARES AGREEMENT between Marthinus Johannes Crous and Thermadyne Industries Inc and Thermadyne South Africa (Proprietary) Limited t/a Unique Welding Alloys and Unique Welding Alloys Rustenburg (Proprietary) Limited t/a Thermadyne Plant Rental South Africa and Maxweld & Braze (Proprietary) Limited and Selrod Welding (Proprietary) Limited attached hereto, has been signed and executed by the respective parties thereto.
In testimony whereof, l, the notary, have hereunto subscribed my name and set and fixed my seal of office at SANDTON aforesaid.

SANDTON, 9 MARCH 2006

/s/ Saskia-Ann Price SASKIA-ANN PRICE
NOTARY PUBLIC

BOWMAN GILFILLAN INC.
SANDTON
[SEAL]

SHARE SALE AGREEMENT
between
MARTHINUS JOHANNES CROUS
(an individual with Identity Number: 520708 5121 081)
{“the Seller”)
and
THERMADYNE INDUSTRIES INC.
(a US Corporation incorporated in accordance with the laws of the state of Delaware, United States of America)
(“Therm Inc”)
and
THERMADYNE SOUTH AFRICA (PROPRIETARY) LIMITED
trading as UNIQUE WELDING ALLOYS
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/001361/07)
(“Unique”)
and
UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED
trading as THERMADYNE PLANT RENTAL SOUTH AFRICA
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/0015417/07)
(“Plant Rental”)
and
MAXWELD & BRAZE (PROPRIETARY) LIMITED
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/010018/07)
(“Maxweld”)
and
SELROD WELDING (PROPRIETARY) LIMITED
(a company registered in accordance with the laws of the Republic of South Africa under registration number 2004/022946/07)
(“Selrod”)

TABLE OF CONTENTS

1. INTERPRETATION	3
2. PURCHASE AND SALE	10
3. THE INTERIM PERIOD	10
5. PURCHASE PRICE, APPORTIONMENT AND PAYMENT	13
6. DEED OF CESSION AND PLEDGE	15
7. IMPLEMENTATION AND CLOSING	16
8. WARRANTIES	18
9 THIRD PARTY SALE	19
10. CANCELLATION OF PRIOR CONTRACTS	20
11. CONFIDENTIALITY	20
12. GOVERNING LAW	20
13. BREACH	21
14. DISPUTE RESOLUTION	21
15. DOMICILIUMCITANDIET EXECUTANDI	24
16 CONSENTS AND APPROVALS	26
17. COMPETING AND CONFLICTING INTERESTS	27
18. GENERAL	28
19. COSTS	30
Appendix “1”       Warranties Schedule
Appendix “2”      Cession
Appendix “3”      Pro Forma Section 85 Resolutions to be Passed
Appendix “4”      Calculation of the Expected STC liability and letter of notice to SARS
Appendix “5”      Pro Forma Section 228 Resolution to be Passed

PREAMBLE
It is recorded for purpose and application of this Agreement that:

A.	The Seller is the owner of the Sale Shares, which constitute a total of 10% (ten percent) of the issued share capital of Unique and 10% (ten percent) of the issued share capital of Maxweld respectively, and is also the owner of the Sale Claims. Therm Inc. is presently the holder of the remaining 90% (ninety percent) of the issued share capital in both Maxweld and Unique. Following the repurchase and cancellation of the Sale Shares from the Seller in terms of this Agreement, Unique and Maxweld will both become wholly owned subsidiaries of Therm. Inc. The Seller is also the owner of 1% (one percent) of the issued share capital of Selrod with the remaining 99% (ninety nine percent) of the shares in that company being owned by Unique. Unique also holds 90% (ninety percent) of the issued share capital of Plant Rental, which shares are registered in the name of the Seller and are being held as agent for the Purchaser and as security for all payments due to the Seller arising from this Agreement and the Prior Contracts.

B.	Notwithstanding the provisions of the Prior Contracts or any of them, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller in reduction of each of their respective share capital in terms of section 85 of the Companies Act, the Sale Shares and also to settle the Sale Claims, and the Seller has agreed to transfer the Plant Rental Shares to Unique in accordance with the provisions of this Agreement.
THE PARTIES ACCORDINGLY AGREE AS FOLLOWS:
1. INTERPRETATION
1.1.	Definitions

In this Agreement and the Preamble above, unless the context requires otherwise:

1.1.1.	“Act”	means the Companies Act, 61 of 1973, as amended from time to time;

1.1.2.	“this Agreement”	means this Share Sale Agreement, together with the schedules and Appendices;

1.1.3.	“Appendix”	means an Appendix to this Agreement (and “Appendices” shall have a corresponding meaning);

1.1.4.	“Audited Accounts”	means the annual financial statements of each of Maxweld and Unique for the year ended 31 December 2004;

1.1.5.	“Business Day”	means any day other than a Saturday, Sunday or official public holiday in South Africa;

1.1.6.	“Cession”	means the cession of that part of the Plant Rental Proceeds comprising the Purchase Price payable by Plant Rental to the Seller in the form of the cession annexed hereto as Appendix “2”;

1.1.7.	“Closing Date”	means the date of payment or deemed payment to the Seller of the Purchase Price;

1.1.8.	“Companies”	means collectively Unique, Selrod, Maxweld and Plant Rental, and “Company” means any one of them as the context may require;

1.1.9.	“Company Business”	means all of the business activities conducted by Unique, Plant Rental, Selrod and Maxweld as at the Effective Date;

1.1.10.	“Effective Date”	means 00h00 on 1 January 2006 (notwithstanding the Signature Date);

1.1.11.	“Interim Period”	means the period between the Effective Date and the Payment Date;

1.1.12.	“Maxweld Loan Claims”	means all claims of whatsoever nature and howsoever arising (including, but not limited to, claims on loan account, if any) which the Seller has against Maxweld as at 31 December 2004 was the amount of Rl 870 000.00 (one million eight hundred and seventy thousand Rand);

1.1.13.	“Maxweld Overdraft Facility”	means the overdraft facility granted by Nedbank Limited to Maxweld;

1.1.14.	“Maxweld Purchase Price”	means, subject to the provisions of clause 5.4, the purchase consideration payable by Maxweld to the Seller for the Maxweld Sale Shares and the Maxweld Loan Claims amounting to R8 047 275.00 (Eight Million and Forty Seven Thousand Two Hundred and Seventy Five Rand);

1.1.15.	“Maxweld Shares”	means the ordinary shares in the share capital of Maxweld of a par value of R1,00 (one rand) each;

1.1.16.	“Maxweld Sale Equity”	means collectively the Maxweld Sale Shares and the Maxweld Loan Claims;

1.1.17.	“Maxweld Sale Shares”	means 10 (ten) ordinary par value fully paid shares of R1,00 (one rand) each owned by the Seller in Maxweld and which constitute 10% (ten percentum) of the issued share capital of Maxweld;

1.1.18.	“Month”	means one of the 12 (twelve) named Months of the Gregorian calendar;

1.1.19.	“Nedbank”	means the business banking east branch of Nedbank Limited acting through its authorised representatives being Johan Fourie, and, failing him, Donovan Bald;

1.1.20.	“Parties”	means collectively Therm Inc, each of the Companies and the Seller and the Purchaser, and “Party” means any one of them as the context may require;

1.1.21.	“Payment Date”	means the day on which the Purchase Price is paid to the Seller, which shall be as soon as possible after the Plant Rental Proceeds have been received, but which shall in any event be no later than 28 April 2006;

1.1.22.	“Plant Rental Proceeds”	means the total proceeds received by Plant Rental from the Renttech Sale, which proceeds will be placed under the control of Nedbank in providing for the payment provided for in the Cession, and which shall not be paid out in whole or in part until the Payment Date;

1.1.23.	“Plant Rental Shares”	means the shares constituting 90% (ninety percentum) of the issued share capital in Plant Rental of a par value of R1,00 (one rand) each, which shares are presently registered in the name of the Seller in his capacity as agent for the Purchaser, as described in the Preamble.

1.1.24.	“Prior Contracts”	means collectively the following agreements:

	1.1.24.1	the “Sale of Business Agreement”

concluded between the Companies, the Seller, the Purchaser, Crous Business Holdings (Pty) Limited and Unique Welding Alloys Rustenburg (Pty) Ltd, on 13 April 2000;

1.1.24.2	the “Option Agreement” concluded between the Seller and the Purchaser on 13 April 2000;

1.1.24.3	the “Amendment Agreement” concluded between the Seller and the Purchaser on 9 November 2000; and

1.1.24.4	the “Share Acquisition and Option Agreement” means the agreement concluded between the Purchaser and the Seller on 9 November 2000;

1.1.25. “Purchase Price”	means:

1.1.25.1	subject to any early payment discount provided for in clause 5.4, an amount of R22 859 000,00 (Twenty Two Million Eight Hundred and Fifty Nine Thousand Rand), being the cash amount which shall be paid in accordance with the provisions of clause 5, or

1.1.25.2	where the provisions of clause 6.1 apply, the deemed consideration of retention by the Seller of the Plant Rental Shares as referred to in that clause;

1.1.26. “Purchaser”	means, in the case of the purchase of the Unique Sale Equity and the Selrod Sale Share, Unique, and in the case of the purchase of the Maxweld Sale Equity, Maxweld;

1.1.27. “Renttech SA”	means Renttech SA (Proprietary) Limited, a company incorporated under the laws of South Africa under registration number 2005/044428/07 the shareholders of which company are Hendrik Gert Van Zyl and Pieter Jacobus Malan;

1.1.28. “Renttech Sale”	means the sale of the Plant Rental Business to Renttech SA as referred to in clause 4.1;

1.1.29. “Renttech Sale Agreement	means the agreement giving effect to the Renttech Sale;

1.1.30. “Sale Claims”	means collectively the Maxweld Loan Claims and the Unique Loan Claims;

1.131. “Sale Equity”	means collectively the Maxweld Sale Equity, the Unique Sale Equity and the Selrod Sale Share;

1.1.32. “Sale Shares”	means collectively the Unique Sale Shares, the Maxweld Sale Shares and the Selrod Sale Share;

1.1.33. “Selrod Sale Share”	means the 1 (one) ordinary par value share of R1,00 (one rand) which constitutes 1% (one percentum) of the issued share capital of Selrod, held by the Seller;

1.1.34. “Signature Date”	means the date on which this Agreement is signed by the Party signing last in time;

1.1.35. “Suretyships”	means the Suretyships signed by the Seller in favour of Nedbank Limited, in security for the obligations of the Companies in relation to the banking facilities granted by Nedbank Limited to the Companies;

1.1.36. “Unique Loan Claims”	means all claims of whatsoever nature and howsoever arising (including, but not limited to, claims on loan account, if any) which the Seller has against Unique which as at 31 December 2004 was the amount of Rl 328 750.00 (one million three hundred and twenty eight thousand seven hundred and fifty Rand);

1.1.37. “Unique Purchase Price”	means, subject to clause 5.4, the purchase consideration payable by Unique to the Seller for the Unique Sale Equity, including the Selrod Share, this purchase consideration amounting to a total of R14 811 725,00 (fourteen million eight hundred and eleven thousand seven hundred and twenty five Rand);

1.1.38. “Unique Sale Equity”	means collectively the Unique Sale Shares and the Unique Loan Claims;

1.1.39 “Unique Sale Shares”	means 10 (ten) ordinary par value fully paid shares of Rl,00 (one rand) each owned by the seller in Unique and which constitute 10% (ten percentum) of the issued share capital of

Unique;

1.1.40. “Unique Shares”	means the ordinary shares in the share capital of Unique of a par value of R1,00 (one rand) each; and

1.1.41 “Van Zyl Trust”	means the HG and A Van Zyl Familie Trust (IT4045/00).
1.2.	General Interpretation
For the purposes of this Agreement the following rules of construction shall apply, unless the context requires otherwise:
1.2.1.	the singular includes the plural and vice versa;

1.2.2.	a reference to any one gender, whether masculine, feminine or neuter, includes the other two;

1.2.3.	any reference to a person includes, without being limited to, any individual, body corporate, unincorporated association or other entity recognised under any law as having a separate legal existence or personality;

1.2.4.	references to a statutory provision include any subordinate legislation made from time to time under that provision and references to a statutory provision include that provision as from time to time modified or re-enacted as far as such modification or re-enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement;

1.2.5.	references in this Agreement to “clauses” are to clauses of this Agreement;

1.2.6.	any reference in this Agreement to “this Agreement” or any other agreement, document or instrument shall be construed as a reference to this Agreement or that other agreement, document or instrument as amended, varied, restated, novated or substituted from time to time;

1.2.7.	any word and expression defined in any clause shall, unless the application of the word or expression is specifically limited to the clause in question, bear the meaning ascribed to the word or expression throughout this Agreement;

1.2.8.	unless otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a Business Day, the next succeeding Business Day;

1.2.9.	where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail; and

1.2.10.	in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next Business Day;

1.2.11.	in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next Business Day;

1.2.12.	a reference to a Party includes that Party’s successors-in-title and permitted assigns.
1.3.	Specific Rules of Interpretation
1.3.1.	The use of the word “including” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

1.3.2.	The terms of this Agreement have been negotiated and shall not be interpreted or construed to the disadvantage of a Party because that Party was responsible for or participated in the preparation of this Agreement (or any part of it) and the contra proferentem rule shall not be applied in the interpretation of this Agreement

1.4.	Headings and Sub-headings

All the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it.
2.	PURCHASE AND SALE
2.1.	With effect from the Effective Date, but subject to payment of the Purchase Price being received by the Seller, the Seller hereby unconditionally and irrevocably sells to the Purchaser and the Purchaser unconditionally and irrevocably purchases from the Seller, the Sale Shares upon and subject to the terms and conditions of this Agreement.

2.2.	In addition to the sale of the Sale Shares and subject to payment of the Purchase Price being received by the Seller, the Seller hereby unconditionally and irrevocably agrees to transfer to Unique the Plant Rental Shares in accordance with the provisions of clause 5.1.4 below.

2.3.	With effect from the Effective Date, but subject to payment of the Purchase Price being received by the Seller, the Purchaser shall be deemed to have settled the Sale Claims at their stated values, which values are included in the Purchase Price.

2.4.	The sale and purchase of all of the Sale Shares and settlement of the Sale Claims and the transfer of the Plant Rental Shares by the Seller to the Purchaser in terms of this Agreement is one indivisible transaction, except as otherwise provided for in terms of this Agreement.
3.	THE INTERIM PERIOD
3.1.	The Seller warrants and undertakes to the Purchaser that, during the Interim Period, to the extent that it is within his power and control:
3.1.1.	the Companies will continue to carry on business in the ordinary and regular course;

3.1.2.	the Companies will continue to trade in accordance with the trading style presently adopted by it, unless otherwise agreed by the Parties;

3.1.3.	there will be no material adverse change in the Companies’ financial position;

3.1.4.	no person shall be granted any right, title, interest or option to acquire any shares in the share capital of the Companies whether issued or unissued;

3.1.5.	the Companies will not enter into any transaction or bind themselves to any agreements or arrangements save in the ordinary and regular course of conduct of the Company Business;

3.1.6.	the Companies will not incur or become committed to incur any capital expenditure in excess of R60 000,00 (Sixty Thousand Rand), with specific permission granted for the acquisition of three new delivery vehicles, to a maximum total price of
R600 000,00 (Six Hundred Thousand Rand), to be financed by Nedbank;

3.1.7.	none of the Companies binds itself as surety or co-principal debtor for the fulfilment of the obligations of any person (natural or corporate), except as is required in this Agreement;

3.1.8.	the Companies will not incur any debt in excess of the ordinary business requirements of the Companies;

3.1.9.	subject at all times to the provisions of clause 4 and more particularly the payment to be made by Unique to the Van Zyl Trust (or its nominee) for the shares held by the Van Zyl Trust in Unique as referred to in clause 4.1, no amounts that are received by Unique and/or Maxweld into their respective bank accounts from Plant Rental, whether resulting from declared dividends or otherwise, shall be transferred out of such accounts for any reason unless so authorized and instructed in writing by Therm Inc;

3.1.10.	no resolution will be passed by the members or directors of the Companies, save for such resolutions as may be necessary to give effect to this Agreement;

3.1.11.	the Seller and the Purchaser will not do or omit to do anything which will:
3.1.11.1	materially prejudice the continued goodwill of the Companies;

3.1.11.2	reduce the scope of the Company Business; and/or

3.1.11.3	result in any business associate (including but not limited to clients) of the Companies’ ceasing to transact business with the Companies or to vary the terms upon which it transacts business with the Companies.
3.2.	Save as otherwise specifically provided for to the contrary in this Agreement, the Seller and the Purchaser shall not, during the Interim Period, take any steps to convert the shareholders’ loans to fixed share capital in the Companies nor shall the Companies declare or pay any dividends to their shareholders or repay any loan accounts to their shareholders.
4.	SECURITY
4.1.	Notwithstanding anything to the contrary set out in clauses 3.1 and 3.2 above it is recorded that Plant Rental intends after the Signature Date (but with effect from 1 January 2006) selling its business, assets and liabilities (collectively the “Plant Rental Business”) as a going concern to Renttech SA upon the terms and conditions set out in the Renttech Sale Agreement,. It is further recorded that as an indivisible part of the Renttech Sale Unique will, prior to the sale of the Plant Rental Business to Renttech SA, purchase from the Van Zyl Trust its shareholding in Plant Rental, which shareholding currently constitutes 10% (ten percentum) of the total issued share capital in Plant Rental.

4.2.	Plant Rental undertakes upon signature of this Agreement to furnish the Seller with the Cession, in terms of which it shall, in accordance with the provisions of the Cession, cede, assign and transfer an amount equal to the Purchase Price as referred to in clause 1.1.25.1 from the Plant Rental Proceeds to the Seller as security for payment of that part of the Purchase Price payable collectively by the Purchasers to the Seller.

4.3.	Each of Plant Rental and Therm Inc, by their signatures at the foot of this Agreement hereby binds themselves, under renunciation of the benefits of excussion and division, as sureties for and co-principal debtors in solidum with the Purchaser to pay the Seller for all amounts due to him and for the due fulfillment of all the obligations of the Purchaser to the Seller as provided for in this Agreement. In addition, Plant Rental undertakes to advance to Maxweld the Maxweld Purchase Price to enable Maxweld to discharge its obligations to the Seller in respect thereof.

4.4.	Nedbank shall be irrevocably and unconditionally instructed and obliged, unless otherwise agreed by Therm Inc. and the Seller in writing, to make payment to the Seller of that part of the Purchase Price as referred to in clause 1.1.25.1 in accordance with the provisions of the Cession by no later than 28 April 2006.

4.5.	Notwithstanding the provisions of clause 4.3 it is agreed that if, for whatever reason, payment of the Purchase Price as referred to in clause 4.4 has not been made to the Seller by 28 April 2006, then Nedbank shall be obliged, without the consent of the Purchaser, to return the Plant Rental Shares and transfer forms in respect thereof to the Seller, and such shares shall be retained by the Seller in consideration for payment of the Purchase Price as provided for in clause 1.1.25.2 and as contemplated in clause 6.1.
5.	PURCHASE PRICE, APPORTIONMENT AND PAYMENT
5.1.	In consideration for the acquisition of the Sale Equity, the Purchaser shall, subject to the provisions of clause 5.4, pay to the Seller the Purchase Price, which amount shall be apportioned as follows:
5.1.1.	the amount of R8 047 275.00 (Eight Million and Forty Seven Thousand Two Hundred and Seventy Five Rand) to the Maxweld Sale Equity;

5.1.2.	the amount of R14 811 725.00 (Fourteen Million Eight Hundred and Eleven Thousand Seven Hundred and Twenty Five Rand) to the Unique Sale Equity, including all subsidiaries;

5.1.3.	the par value of the Selrod Sale Share (which shall be paid by the Purchaser in addition to the Purchase Price); and

5.1.4.	subject to the provisions of clauses 4.4 and 6.1, no amount of the Purchase Price shall be attributed to the transfer of the Plant Rental Shares by the Seller to Unique in the event of the transactions referred to herein being completed, it being recorded, for the purpose of this Agreement, that the Seller holds such shares as agent for and on behalf of Unique and as security for payment of all amounts due to the Seller by both of the Purchasers in terms of this Agreement.
5.2.	The Purchase Price as referred to in clause 1.1.25.1 shall be paid in RSA rand, free of exchange or any other deduction by way of electronic funds transfer into a Nedbank account nominated by the Seller in writing prior to the Signature Date, and which payment shall be made either by Nedbank in terms of the Cession as provided for in clause 4, or by or on behalf of the Purchaser, provided that it is no later than 28 April 2006, and if such payment is not received by the Seller by 28 April 2006 then the Purchase Price shall be deemed to have been discharged as provided for in clause 1.1.25.2 as read with clause 6.1 hereof.

5.3.	The Purchase Price shall be secured in the manner provided for in clauses 4 and 6.

5.4.	Early repayment

It is recorded that the Purchaser shall have the right, in its sole discretion, to anticipate payment of the whole or any part of the cash part of the Purchase Price as referred to in clause 1.1.25.1 prior to 28 April 2006. In the event that the Purchaser elects to pay the aforementioned cash part of the Purchase Price on or earlier than 28 April 2006, it shall be entitled to a discount on such cash part of the Purchase Price as follows:
5.4.1.	a discount of R665 627.00 (Six hundred and sixty five thousand six hundred and twenty seven rand) if payment is made on or before 28 February 2006;

5.4.2.	a discount of R555 790.00 (Five hundred and fifty five thousand seven hundred and ninety rand) if payment is made on or after 1 March 2006 but on or before 15 March 2006;

5.4.3.	a discount of R445 955,00 (Four hundred and forty five thousand nine hundred and fifty five rand) if payment is made on or after 16 March 2006 but on or before 31 March 2006; and

5.4.4.	a discount of R335 021.00 (Three hundred and thirty five thousand and twenty one rand) if payment is made on or after 1 April 2006 but on or before 15 April 2006;

5.4.5.	a discount of R224 087,00 (Two hundred and twenty four thousand and eighty seven rand) if payment is made on or after 16 April 2006 but on or before the latest Payment Date, which is 28 April 2006.
5.5.	The discount referred to in clause 5.4 shall be apportioned between each Purchaser on the basis set out in Appendix “4”.
6.	DEED OF CESSION AND PLEDGE
6.1.	It is recorded that the Seller shall deliver the Plant Rental Shares and the share transfer forms which will have been signed by the Seller as provided for in clause 7.1.1 to Nedbank on the Signature Date. The Plant Rental Shares and the share certificates in respect of the Sale Shares will be held by Nedbank in pledge as and by way of security for payment of the Purchase Price as provided for in this Agreement. Should the Purchaser fail to pay the Purchase Price to the Seller in terms of clause 5.2 by no later than 28 April 2006, then Nedbank is hereby irrevocably instructed and authorised to return to the Seller the Plant Rental Shares and transfer forms relating thereto as provided for in clause 4.5. The Seller shall thereupon retain those Plant Rental Shares as his own property in lieu of full settlement and payment of the full Purchase Price due to him by the Purchaser and of all amounts due in terms of this Agreement, irrespective of the actual value of the Plant Rental Shares as at that date. In addition, the Section 228 resolution contemplated in clause 6.3 shall be cancelled in order to restore the ownership of Plant Rental’s business, assets and liabilities to Plant Rental.

6.2.	Nedbank shall, against the return of the Plant Rental Shares to the Seller,

immediately release the Sale Shares to the Purchaser which shall also be entitled to retain the Sale Claims as full value for the Plant Rental Shares.

6.3.	Notwithstanding anything to the contrary, the Seller undertakes, on signature of this Agreement and receipt of the Cession, and in his capacity as holder of the Plant Rental Shares, to sign such resolutions, including resolutions in terms of Section 228 of the Act (a pro forma copy of which resolution is attached to this Agreement as Appendix “5”), as may be required by the Purchaser in order to give effect to the Cession and the sale of the Plant Rental Business pursuant to the Renttech Sale as referred to in this Agreement.

6.4.	It is recorded and acknowledged by the Parties that the Unique Loan Claims and the Maxweld Loan Claims have all been subordinated in favour of Nedbank Limited in terms of a Subordination Agreement.
7.	IMPLEMENTATION AND CLOSING
7.1.	On the Signature Date, the Seller shall deliver to Nedbank, on behalf of the Purchaser (or the Seller as provided for in clauses 4.5 and 6.1 of this Agreement):
7.1.1.	the share certificates in relation to the Sale Shares, (including the shares in Plant Rental), the Purchaser acknowledging that the share certificates in respect of the Sale Shares shall, upon release to the Purchaser, be marked with a “cancelled” endorsement on the face thereof, together with the appropriate declarations for the transfer of the Plant Rental shares, duly signed by the Seller on a date not being more than 14 (fourteen) days before the date of delivery and otherwise complying with the provisions of the relevant Company’s articles of association;

7.1.2.	if so required by the Purchaser, the resignation of the Seller as a director and employee of the Companies, including Plant Rental, which resignation shall be signed but shall reflect that the effective date of such resignation shall be at a date stipulated by the Purchaser at any time after the Signature Date, provided that such resignation shall not take effect earlier than the Payment Date;

7.1.3.	resolutions, which may be subject to the implementation of this clause 7 and payment being made, passed by the board of directors of each of the Companies, including, in respect of clause 7.1.3.3, Plant Rental, approving of the following matters:
7.1.3.1	the transfer of the Plant Rental Shares from the Seller to Unique, and accordingly the registration in Plant Rental’s register of members of Unique as the holder of those shares.

7.1.3.2	in relation to Unique, Selrod and Maxweld, to buy back, and accordingly reverse, the Sale Shares as available authorised share capital and notation in the Company’s register of the cancellation of the Sale Shares as well as settlement of the Sale Claims as provided for in clause 2.4;

7.1.3.3	accepting the resignation of the Seller as a director and employee of the Companies, including Plant Rental, and approving the appointment of any other person/s as directors of the Companies, provided that the resolution shall stipulate that the resignation of the Seller as director and employee of Plant Rental shall only be accepted if the provisions of clauses 6.1 and 6.2 have not been invoked (which for the sake of clarity will mean that payment of the Purchase Price as referred to in clause 1.1.25.1 has not been made by the Purchaser and the Seller shall retain the Plant Rental Shares in lieu of payment of the Purchase Price as provided for in clause 1.1.25.2).
7.2.	On the Signature Date, the Purchaser shall deliver to the Seller duly signed special resolutions (“Special Resolutions”) of each of the Purchasers as required in terms of Section 85 of the Act, pro forma copies of which are annexed to this Agreement as Appendix “3” and a letter from Nedbank confirming that they will recognise the Cession and accept and be bound by their obligations as provided for in this Agreement.

7.3.	As soon as practically possible after the Signature Date, the Purchaser undertakes to procure registration of the Special Resolutions and furnish proof to the Seller of it having done so. In addition, the Purchaser undertakes to make payment of any secondary tax on companies (“STC”) payable in connection with the reduction of the share capital of the Purchasers pursuant to the repurchase of the Sale Shares by the Purchaser, and the Purchaser hereby indemnifies and holds the Seller harmless against its failure to do so within the prescribed period. The Purchaser shall provide to the Seller copies of the relevant completed STC returns together with a cheque for payment of the amount payable in terms thereof, and the Seller shall forthwith timeously submit such returns and payment to the South African Revenue Services on the Purchaser’s behalf. It is recorded that the STC liability of the Purchaser is expected to be the amounts as detailed on the attached Appendix “4”, which Appendix represents a copy of the requisite letter which each of Unique and Maxweld intend to submit to SARS advising of the Section 85 repurchase of the Unique Shares and the Maxweld Shares respectively, provided that if the amount that is ultimately payable to SARS is determined by SARS to be higher or lower than the amount reflected in Appendix “4”, the Purchaser shall pay such amended amount.
8.	WARRANTIES
8.1.	The Seller gives the Purchaser the Warranties set out in Appendix “1”.

8.2.	The Seller acknowledges that the Purchaser is entering into this Agreement in sole reliance upon the Warranties given by the Seller on the basis that such Warranties will be correct as at the Closing Date and as at the Signature Date, and the various dates specified in Appendix “1”. All the Warranties given in terms of this Agreement shall be deemed to be material.

8.3.	Each Warranty given by the Seller in terms of this Agreement:
8.3.1.	shall be a separate Warranty and shall in no way be restricted or limited by the provisions of any other Warranty; and

8.3.2.	shall, unless otherwise expressly stated, be a continuing warranty applying as at the Effective Date, the Signature Date and the Payment Date and shall continue and remain in force notwithstanding the completion of the matters provided for in this Agreement.

8.4.	Save for the warranties set out in Appendix “1”, the Purchaser acknowledges that no further warranties are given or are required to be given by the Seller to the Purchaser with regards to the Companies or any of their businesses and the sale of the Sale Equity by the Seller to the Purchaser shall be “voetstoots”, in all respects. Each Purchaser acknowledges that it is fully acquainted with all the affairs of their respective Companies’ businesses.

8.5.	Notwithstanding anything to the contrary contained herein, the Seller warrants that as at the Effective Date, the assets of each of the Purchasers exceeded that Purchaser’s liabilities. The Purchaser accordingly warrants that the passing of the Special Resolutions referred to in clause 7.3 does not constitute a breach of the provisions of Section 85 of the Act, and hereby indemnifies and holds the Seller harmless in respect of any loss arising in respect thereof.
9.	THIRD PARTY SALE
9.1.	The Parties acknowledge that the Purchaser is in the process of procuring a sale of the Shares in the Companies alternatively the business of the Companies to a Third Party/ies (“the Third Party Purchase and Sale”).

9.2.	The Seller and each of the other Parties undertakes and agree to co-operate with each other and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to enable the Third Party Purchase and Sale to be finalised and implemented without delay after the Closing Date.

9.3.	Notwithstanding the provisions of this clause 9, the Purchaser undertakes not to transfer any of the Plant Rental Shares other than the transfer of the shares from the Van Zyl Trust to Unique as referred to in clause 4.1, or to transfer any shares or any part of the business operations of the Companies (other than the sale of the Plant Rental Business in terms of the Renttech Sale as referred to in clause 4), or cede any rights to the Purchaser’s Maxweld Loan Claims or the Purchaser’s Unique Loan Claims to a Third Party Purchaser until the full Purchase Price and all outstanding obligations to the Seller.as provided for in this Agreement have been fulfilled.

9.4.	The Parties furthermore undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions or import of this Agreement, as from the Signature Date, and for any Third Party Purchase or Sale Agreement after the Closing Date.
10.	CANCELLATION OF PRIOR CONTRACTS
10.1.	Upon signature of this Agreement by the Parties, all the Prior Contracts, including all rights, obligations and restrictions set out therein, are hereby unconditionally and irrevocably cancelled ab initio, and shall cease to be of any force or effect.

10.2.	This Agreement constitutes a full and final settlement between the Parties of all claims that any of the Parties may have against any other Party arising out of the Prior Contracts, and each Party hereby indemnifies the others and holds the other Parties harmless in respect of any claim by that Party to or arising out of or in connection with any of the Prior Contracts.
11.	CONFIDENTIALITY

Save as may be required in terms of any law or regulation, none of the Parties shall make any public announcement or statement about this Agreement or its contents without first having obtained the other Parties prior written consent to the public announcement or statement and to its contents, provided that such consent may not be unreasonably withheld or delayed.

12.	GOVERNING LAW

The validity of this Agreement, its interpretation, the respective rights and obligations of the Parties and all other matters arising in any way out of it or its expiration or earlier termination for any reason shall be determined in accordance with the laws of South Africa.

13.	BREACH
13.1.	If any Party breaches any material provision or term of this Agreement and fails to remedy such breach within 10 (ten) days of receipt of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 10 (ten) days, within such further period of time as may be reasonable in the circumstances), provided that no notice shall be required to be given by the Seller to the Purchaser if the full Purchase Price is not paid by 28 April 2006, then the aggrieved Party shall be entitled without notice, in addition to any other remedy available to it at law or under this Agreement, including obtaining an interdict, to cancel this Agreement or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved Party’s right to claim damages.

13.2.	Notwithstanding anything to the contrary contained in this Agreement, no Party shall be entitled to cancel this Agreement on the grounds of a breach of a term of this Agreement or on the grounds of a breach of a Warranty, unless it is a material breach of such term / Warranty going to the root of this Agreement, and:
13.2.1.	an award of damages shall not serve to compensate the aggrieved Party; or

13.2.2.	such damages are not paid to the aggrieved Party within 14 (fourteen) days of the final determination thereof (whether such determination is by way of written agreement between the Parties or by way of an order by a court of competent jurisdiction or an award pursuant to the arbitration provisions provided for in clause 14.
14.	DISPUTE RESOLUTION
14.1.	Any dispute (“a dispute”) between any of the Parties arising in connection with this Agreement or the subject matter hereof shall be submitted to and determined by arbitration in accordance with this clause 14 . For the purpose hereof the term “dispute” shall be interpreted in the widest sense and shall include any dispute or difference in connection with or in respect of the conclusion or existence of this Agreement, the carrying into effect of this Agreement, the interpretation or application of the provisions of this Agreement, the Parties’ respective rights and/or obligations in terms of and/or arising out of this Agreement and/or the validity, enforceability, rectification, termination or cancellation, whether in whole or in part, of this Agreement.

14.2.	Any Party:
14.2.1.	may declare a dispute by delivering the details of the dispute to the other Parties; and

14.2.2.	request that the dispute be referred to the Seller and the Chief Executive Officer of the Purchaser for a decision within 7 (seven) days of delivery of the details of the dispute.
14.3.	If the Seller and the Chief Executive Officer of the Purchaser fail to reach a written agreement resolving the dispute within 3 (three) days of referral thereof, then any Party (“the Referring Party”) shall be entitled to refer that dispute to arbitration in terms of this clause 14 by notifying the other Parties in writing of its intention to do so (“the Arbitration Notice”). The Arbitration Notice shall include the names of not less then 3 (three) natural persons whom the Referring Party proposes for appointment as arbitrator.

14.4.	Should the Parties fail to agree to an Arbitrator within 5 (five) Business Days of the Arbitration Notice, the arbitrator shall be appointed, at the written request of any Party (which request shall be copied to the other Parties), by the Chairman for the time being of the Johannesburg Bar Council (or its successor); subject to the proviso that the Arbitrator so appointed by the said Chairman shall be a practising Senior Counsel or a retired judge.

14.5.	Unless otherwise expressly agreed by the Parties in writing:
14.5.1.	the arbitration proceedings shall be held at Sandton, Republic of South Africa and shall be conducted under the Standard Rules of the Association of Arbitrators (“the Arbitration Rules”);

14.5.2.	the Arbitrator shall be entitled, on the written application of any Party at any time (provided only that such Party is then a party to the proceedings),

to be made in a manner acceptable to the Arbitrator, to amend the Arbitration Rules and/or any time period provided for therein or to supplement the Arbitration Rules in the interests of resolving the dispute effectively, efficiently and economically (but provided that no such amendment or supplemental rule shall operate retrospectively);

14.5.3.	the arbitration proceedings shall be conducted as expeditiously as possible but the time periods provided for in Section 23(a) of the Arbitration Act 42 of 1965 (as amended) (“the Arbitration Act”) shall not apply thereto;

14.5.4.	the decision of the Arbitrator shall be final and binding and there shall be no right of appeal (notwithstanding the provisions of the Arbitration Rules);

14.5.5.	the Arbitrator shall be entitled to determine his own jurisdiction and shall be entitled, mero motu, to raise matters mutatis mutandis as if the dispute was being heard before a Judge in the High Court of South Africa (Transvaal Provincial Division).
14.6.	The provisions of this clause 14 shall prevail to the extent of there being any conflict between the Arbitration Rules and this clause 14.

14.7.	Subject to the other Provisions of this clause 14, the arbitration proceedings contemplated herein shall be held in accordance with the provisions of the Arbitration Act.

14.8.	Without detracting from the effect (if any) of any other act taken by any Party which may affect the issue of prescription, the Parties irrevocably agree and acknowledge that the Arbitration Notice shall interrupt prescription and shall be deemed to constitute the service of a process for the purpose of interrupting prescription in terms of Section 13 of the Prescription Act No. 68 of 1969 (or, as the case may be, the corresponding provision in any amendment thereto or in any replacement legislation).

14.9.	The provisions of this clause 14:-

14.9.1.	constitute an irrevocable consent by the Parties to the arbitration proceedings provided for herein and none of the Parties shall be entitled to withdraw from the provisions of this clause or claim at any such proceedings that it is not bound by this clause or such proceedings;

14.9.2.	are severable from the rest of this Agreement and shall remain in effect despite the termination, cancellation, invalidity or alleged invalidity of this Agreement for any reason whatsoever.
15.	DOMICILIUM CITANDI ET EXECUTANDI
15.1.	The Parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:
15.1.1.	The Purchaser and Therm Inc:
Suite 300,
16052 Swingley Ridge Road,
St Louis,
Missouri
63017
United States of America
Attention: the CEO and the General Counsel
Telefax No: (091)728 3010
15.1.2.	The Seller:
16 Linneceon Villa
De Rouwe Street
Beyerspark
Boksburg 1459
15.1.3	Maxweld:
Cnr Luton & Bristol Streets
Benoni Industial Sites

Benoni
1502
Telefax Number: (011)8453892
and shall be marked for the attention of MJ Crous
15.1.4	Unique and Plant Rental:
9 First Street
Boksburg North
Boksburg
1459
Telefax Number: (011)9178580
and shall be marked for the attention of MJ Crous
15.1.5	Selrod:
9 First Street
Boksburg North
Boksburg
1459
Telefax Number: (011)9178580
and shall be marked for the attention of MJ Crous
15.2.	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

15.3.	Any Party may by notice to the other Parties change the physical address chosen as its domicilium citandi et executandi to another physical address in South Africa or its telefax number, provided that the change shall become effective vis-à-vis that addressee on the 7th (seventh) Business Day from the deemed receipt of the notice by the addressee.

15.4.	Any notice to a Party:
15.4.1	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at its domicilium citandi et executandi shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

15.4.2	delivered by hand to a responsible person during ordinary business hours at its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

15.4.3	sent by telefax to its chosen telefax number stipulated in clause 15.1, shall be deemed to have been received on the date following the date of despatch and confirmed transmission (unless the contrary is proved).
15.5.	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.
16.	CONSENTS AND APPROVALS
16.1.	It is recorded that the following approvals and/or consents have been obtained by the Purchaser prior to the signature of this Agreement, and that such approvals and/or consents have been disclosed to all Parties:
16.1.1	the approval of this Agreement by the Board of Directors of Therm Inc;

16.1.2	the approval of this Agreement by the Board of Directors of Maxweld, Unique, Plant Rental and Selrod;

16.1.3	GE Capital’s approval of the Purchaser entering into this Agreement and Therm Inc signing the special resolution in permitting this Agreement;

16.1.4	A resolution signed by the relevant Parties authorising the Seller to obtain and sign on behalf of the Companies all documents required by Nedbank in order to obtain, by no later than the Payment Date, written confirmation from Nedbank Limited that the Seller has been released by Nedbank Limited from the Suretyships.

17.	COMPETING AND CONFLICTING INTERESTS
17.1.	The Seller hereby undertakes and agrees that he will not:
17.1.1	for a period of 3 (three) years from the Payment Date (“the Restraint Period”) and within the Republic of South Africa, either jointly or alone or together with, or as agent for any person, firm, company or association whatsoever, directly or indirectly, be interested in any way (and whether as proprietor, partner, shareholder, financier, adviser, consultant, service provider, contractor or otherwise) in any business which competes to a material extent with the Company Business and each of the respective businesses carried on by each of the Companies as at the Effective Date;

17.1.2	at any time during the Restraint Period, either for his own account or for any other person, firm or corporation, directly or indirectly, canvas or solicit business, in competition with the Company Business from any person, firm or corporation, which is, at any time during the Restraint Period, or shall have been during the period of twelve Months preceding the Payment Date, a client of or customer of or in the habit of dealing with the Companies or any one or more members thereof.
17.2.	Any act or omission which, if it were an act or omission of the Seller would constitute a breach of the undertakings in this clause 17 on the part of the Seller, shall be deemed to be such an act or omission for which the Seller is responsible if done or omitted by any body corporate or unincorporated (whether constituted at the date of this Agreement or not) which is controlled wholly or mainly or directly or indirectly in any manner by the Seller, or by any person or persons who controls or control the Seller, or by any such body which itself controls the Seller wholly or mainly or directly or indirectly in any manner, or which is controlled wholly or mainly or directly or indirectly by a person or persons and/or a body or bodies corporate or unincorporated who or which controls or control the Seller wholly or mainly or directly or indirectly.

17.3.	The Seller acknowledges that the undertaking and restraints in this clause 17 are fair and reasonable and necessary to protect the direct and indirect proprietary rights and interests of the Companies and their respective businesses.

17.4.	The Seller undertakes that he will not, for the Restraint Period, either for his own account or for any other person, firm or corporation, directly or indirectly, entice away or endeavour to entice away or offer employment to any permanent employee (as at the Payment Date), or any person who was, at the Effective Date, a permanent employee, of the Companies or any of them.

17.5.	The restraint undertakings set out in this clause 17 are in addition to and not in substitution for any other restraint undertaking given by the Seller to the Purchaser in terms of the Sellers employment or service contract previously entered into with the Company. The Purchaser agrees that no amount of the Purchase Price shall be attributed to the restraint undertaking given to it by the Seller as provided for in this clause and accordingly the Purchaser shall not seek to claim any deduction for tax purposes in respect thereof.

17.6.	The provisions of this clause 17 shall not be applicable to any contract of employment concluded between the Seller and any third party purchaser of the business and assets or shares in the Companies as contemplated in clause 9, if so required by such Purchaser thereof.

17.7.	The provisions of this clause 17 shall not be applicable in the event that the Seller retains the Plant Rental Shares as provided for in clause 6.1 instead of receiving the Purchase Price in cash.
18.	GENERAL
18.1. Remedies

No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available under South African law. Each remedy shall be cumulative and in addition to every other remedy given under this Agreement or under any existing or future law. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

18.2.	Severance

If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

18.3.	Survival of Rights, Duties and Obligations

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

18.4.	Entire Agreement

This Agreement (including its appendices) contains the entire agreement between the Parties and supersedes any prior written or oral agreement between them in relation to the subject matter hereof. Save as expressly provided for in this Agreement, no Party shall have any claim or right arising from any undertaking, representation or warranty not included in this Agreement.

18.5.	Non-variation

Save as otherwise expressly provided, no agreement to amend, add to or otherwise vary or waive any of the provisions of this Agreement or to cancel or terminate it shall be effective unless made in writing and duly signed by the Parties or on their behalf by their duly authorised agents.

18.6.	No waiver

No extension of time or waiver or relaxation of any of the provisions or terms of this Agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this Agreement, shall operate as an estoppel against any Party in respect of its rights under this Agreement, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Agreement.

18.7.	Assignment

Save as otherwise expressly provided in this Agreement, no Party may cede or delegate this Agreement or any of its rights and obligations under it without the prior written consent of the others.

18.8.	Further Assurance

Each Party shall co-operate with the other Parties and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

18.9.	Successors Bound

This Agreement shall be binding on and shall inure for the benefit of the successors and permitted assigns and personal representatives (as the case may be) of each of the Parties.

18.10.	Counterparts

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.
19.	COSTS
19.1.	The Purchaser shall bear the costs of any stamp duty payable on, or in connection with, the transfer of all shares that are transferred in execution of this Agreement.

19.2.	The Purchaser, or Therm. Inc shall, to the extent that it has not already done so, bear all invoiced legal costs of and incidental to the drafting and execution of this Agreement.

SIGNED at SANDTON on this the 9th day of MARCH 2006.

AS WITNESSES:
1. 2.	/s/ [ILLEGIBLE] /s/ [ILLEGIBLE] [ILLEGIBLE]	/s/ [ILLEGIBLE] MARTHINUS JOHANNES CROUS

SIGNED at SANDTON on this the 9th day of MARCH 2006.

AS WITNESSES:
1.	/s/ [ILLEGIBLE]	For: THERMADYNE INDUSTRIES INC.

Signatory:
2.	/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
	[ILLEGIBLE]	Who warrants that he is duly authorised thereto
Capacity: /s/ [ILLEGIBLE]
Authority: [ILLEGIBLE]

SIGNED at SANDTON on this the 9th day of MARCH 2006.

AS WITNESSES :
1.	/s/ [ILLEGIBLE]	For: MAXWELD & BRAZE (PROPRIETARY) LIMITED

Signatory: M J CROUS

2.	/s/ [ILLEGIBLE] [ILLEGIBLE]	/s/ M J CROUS Who warrants that he is duly authorised thereto in his capacity as Managing Director

SIGNED at SANDTON on this the 9th day of MARCH 2006.
AS WITNESSES:
1.	/s/ [ILLEGIBLE]	For: THERMADYNE SOUTH AFRICA (PROPRIETARY) LIMITED

Signatory: M J CROUS

2.	/s/ [ILLEGIBLE]	/s/ M J CROUS
	[ILLEGIBLE]	Who warrants that he is duly authorised thereto in his capacity as Managing Director
SIGNED at SANDTON on this the 9th day of MARCH 2006.
AS WITNESSES:
1.	/s/ [ILLEGIBLE]	For: SELROD WELDING (PROPRIETARY) LIMITED

Signatory: M J CROUS

2.	/s/ [ILLEGIBLE]	/s/ M J CROUS
	[ILLEGIBLE]	Who warrants that he is duly authorised thereto in his capacity as Managing Director

SIGNED at SANDTON on this the 9th day of MARCH 2006.

AS WITNESSES:
1.	/s/ [ILLEGIBLE]	For: UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED

Signatory: M J CROUS

2.	/s/ [ILLEGIBLE]	/s/ M J CROUS
	[ILLEGIBLE]	Who warrants that he is duly authorised thereto in his capacity as Managing Director

APPENDIX “1”
WARRANTY SCHEDULE
The Seller hereby warrants and represents to the Purchaser on the basis set out in clause 8 of the Agreement, as follows:
1.	Regulatory Matters, Shares, Sale Claims and Shareholding
1.1.	The Seller was at the Effective Date, and will, as at the Signature Date and the Closing Date, be entitled to give free and unencumbered title in and to the Sale Shares and the Sale Claims to the Purchaser.

1.2.	No person (other than Therm Inc) will have any existing right, option or right of first refusal to acquire any of the Sale Shares in the capital of any of the Companies.

1.3.	As at the Effective Date and at the Signature Date and Closing Date, the Seller was and will be the owner of the Sale Shares.

1.4.	The seller has given no person any right, including right of pre-emption or other preferential right in respect of the Sale Shares, including without limitation any right to acquire any of the issued shares in such Company or to subscribe for, take up or acquire any of the un-issued share capital of such Company,

1.5.	None of the Sale Shares nor the Sale Claims shall be subject to any cession, pledge or other encumbrances save for as noted in clause 6.4 of this Agreement.
2.	Loan Accounts

Save as provided for in clause 2, none of the Maxweld Loan Claims nor the Unique Loan Claims shall have been repaid to the Seller.

3.	Accounts
3.1.	The Purchaser and Therm Inc. acknowledge having received and reviewed the Audited Accounts and accept such accounts as being true and correct in all respects. In respect of the Audited Accounts, the Seller, in his capacity as managing director of both Maxweld and Unique, warrants that they shall have been:-

3.1.1.	prepared as a full scope audit of each respective Company, as at 31 December 2004 on the same basis and applying the same accounting and management policies, principles, practices, procedures and conventions as in prior years;

3.1.2.	prepared in accordance with the Companies Act, and with the statements of generally accepted accounting practice, as contemplated in Section 286(3) of the Act and as prescribed, as at 28 February 2005, by the Accounting Practices Board of the Republic of South Africa;

3.1.3.	in all material respects, fairly present the assets and liabilities, financial position and state of affairs of the respective Companies as at 31 December 2004; and

3.1.4.	in all material respects, fairly present the income and expenditure of the Companies and the results of their operations and cash flows for the period commencing 1 January 2004 and ended 31 December 2004.

APPENDIX “2”
THE CESSION
CESSION AGREEMENT
entered into by and between:
MARTHINUS JOHANNES CROUS
(an individual with Identity Number: 5207085121081)
(“the Cessionary”)
and
UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED trading as THERMADYNE PLANT RENTAL SOUTH AFRICA
(a company incorporated in accordance with the laws of the Republic of South Africa under Registration Number: 2000/0015417/07)

(“the Cedent”)
(together “the Parties”)
IT IS AGREED AS FOLLOWS:
1.	The Parties have simultaneous with the signature hereof entered into a Share Sale Agreement (“the Share Sale Agreement”) with Thermadyne South Africa (Proprietary) Limited trading as Unique Welding Alloys, Maxweld and Braze (Proprietary) Limited, Selrod Welding (Proprietary) Limited and Thermadyne Industries Inc., in terms of which the Purchaser will purchase the Sale Shares from the Seller and also settle the Sale Claims for the Purchase Price which shall be payable on the terms and conditions set out in the Share Sale Agreement.

2.	The Cedent has also entered into the Renttech Sale Agreement in terms of which the Plant Rental Business will be sold to Renttech SA for the Plant Rental Proceeds.

3.	As security for the payment of the Purchase Price by the Purchaser to the Seller in terms of the Share Sale Agreement, the Cedent has agreed to cede to the Cessionary part of the Plant Rental Proceeds in an amount not exceeding R 22 859 000,00.

4.	The Cedent accordingly hereby irrevocably and unconditionally cedes to the Cessionary all of its rights in and to an amount of R 22 303 210), and the Cessionary hereby accepts such cession.

5.	Expressions used in this agreement which bear capital letters but are not defined herein, shall have the meanings ascribed thereto in the Share Sale Agreement.
SIGNED at SANDTON on this the 9th day of MARCH 2006.

/s/ [ILLEGIBLE]

For:	MARTHINUS JOHANNES CROUS

/s/ [ILLEGIBLE]

For:	UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED trading as THERMADYNE PLANT RENTAL SOUTH AFRICA

APPENDIX “3”
PRO FORMA SECTION 85 RESOLUTIONS
RESOLUTION OF THE SHAREHOLDERS OF MAXWELD AND BRAZE (PROPRIETARY) LIMITED (REGISTRATION NUMBER 2000/010018/07) (“the Company”), PASSED IN GENERAL MEETING
PRESENT
The shareholders of the Company, all of whom have waived notice of the meeting, by round robin.
SPECIAL RESOLUTION
RESOLVED AS A SPECIAL RESOLUTION, that the Company be and is hereby specifically authorized to acquire, with effect from 1 January 2006, (“the Effective Date”) 10 ordinary shares of [R1.00] each in the issued ordinary share capital of the company from Marthinus Johannes Crous (“Crous”) as a specific repurchase of shares in terms of section 85 of the Companies Act, 1973 (Act 61 of 1973), as amended, for a repurchase consideration of R14 451 595,00 per ordinary share and otherwise on the terms of and subject to the conditions contained in the Share Sale Agreement entered into between the Company and Crous on 9 March 2006, a copy of which agreement was tabled at the meeting convened to consider this special resolution and initialled by the directors of the company for the purposes of identification. It is further recorded insofar as may be necessary that the Company shall also be deemed to have discharged and settled any Claims held by Crous against the Company as at the Effective Date.
The reason for special resolution number 1 is, and the effect thereof, will be to grant, in terms of section 85 of the Companies Act, 1973, (Act 61 of 1973), as amended, a specific authority for the acquisition by the Company of its own shares and the repayment of the claims held by Crous.
All of the shareholders are satisfied that there are sufficient asset reserves in the Company in order for this transaction to take effect in accordance with the provisions of Section 85 of the Companies Act, 1973, and have unanimously accepted this resolution with the specific selection of MJ Crous as the shareholder from whom the 10% shareholding will be acquired (and payment of the claims made) by the company in terms of that Section.

Dated this 09 day of March 2006.

/s/ [ILLEGIBLE] THERMADYNE INDUSTRIES INC.

/s/ [ILLEGIBLE] MARTHINUS JOHANNES CROUS

RESOLUTION OF THE SHAREHOLDERS OF THERMADYNE SOUTH AFRICA (PROPRIETARY) LIMITED (REGISTRATION NUMBER 2000/001361/07) (“the Company”), PASSED IN GENERAL MEETING
PRESENT
The shareholders of the Company, all of whom have waived notice of the meeting, by round robin.
SPECIAL RESOLUTION
RESOLVED AS A SPECIAL RESOLUTION, that the Company be and is hereby specifically authorized to acquire, with effect from 1 January 2006 (“the Effective Date”) 10 ordinary shares of [R1.00] each in the issued ordinary share capital of the company from Marthinus Johannes Crous (“Crous”) as a specific repurchase of shares in terms of section 85 of the Companies Act, 1973 (Act 61 of 1973), as amended, for a repurchase consideration of R7 851 615,00 per ordinary share and otherwise on the terms of and subject to the conditions contained in the Share Sale Agreement entered into between the Company and Crous on 9 March 2006, a copy of which agreement was tabled at the meeting convened to consider this special resolution and initialled by the directors of the company for the purposes of identification. . It is further recorded insofar as may be necessary that the Company shall be deemed to have discharged and settled any Claims held by Crous against the Company with effect from the Effective Date.
The reason for special resolution number 1 is, and the effect thereof, will be to grant, in terms of section 85 of the Companies Act, 1973, (Act 61 of 1973), as amended, a specific authority for the acquisition by the Company of its own shares and the repayment of the claim held to Crous
All of the shareholders are satisfied that there are sufficient asset reserves in the Company in order for this transaction to take effect in accordance with the provisions of Section 85 of the Companies Act, 1973, and have unanimously accepted this resolution with the specific selection of MJ Crous as the shareholder from whom the 10% shareholding will be acquired by the company (and payment of the claims made) in terms of that Section.

Dated this 09 day of March 2006.

/s/ [ILLEGIBLE] THERMADYNE INDUSTRIES INC.

/s/ [ILLEGIBLE] MARTHINUS JOHANNES CROUS

APPENDIX “4”
CALCULATION OF STC LIABILITY AND NOTIFICATION TO SARS
SARS
By hand

Your reference:	Maxweld & Braze (Pry) Ltd -	9001/244/14/5
	Thermadyne SA (Pty) Ltd -	9669/039/14/2
In accordance with the income tax act we notify you prior to payment to the shareholder that the companies are in the process of repurchasing a portion of the issued shares from a shareholder. This will be regarded as a dividend in the hands of the shareholder and accordingly comprises a dividend paid by the companies. This schedule calculates the STC liability and the STC returns with the payment will be submitted by the companies as soon as the payment amount is finalised.
The companies qualify for a discount on the payment depending on the date of the payment. This is detailed in the schedule and the STC calculation is based on this agreement.
10% of the issued share capital is to be repurchased from MJ Crous (0086/030/62/4) and he will be receiving the dividend.
Calculation of the STC attributable to the transaction on the share repurchase in terms of section 85.

	Thermadyne SA	Maxweld & Braze
	(Pty) Ltd	(Pty)Ltd
	9669/039/14/2	9001/244/14/5	Total
If Paid after 15 April but on or before 28 April 2006 or if the Plant Rental shares are taken in payment
Full purchase price	14,811,725	8,047,275	22,859,000
Qualifies for total discount of R224087 — apportioned between the two companies	–145,200	–78,887	–224,087

Payment to MJ Crous	14,666,525	7,968,388	22,634,913

	Thermadyne SA	Maxweld & Braze
	(Pty) Ltd	(Pty)Ltd
	9669/039/14/2	9001/244/14/5	Total
Repayment of Loan account	–1,328,750	–1,870,000	–3,198,750

Proceeds attributed to the share capital	13,337,775	6,098,388	19,436,163
Par Value of the shares	10	10	20

Deemed net dividend	13,337,765	6,098,378	19,436,143

STC payable on this dividend @ 12,5%	1,667,220.63	762,297.25	2,429,517.88

If Paid after 1 April but on or before 15 April 2006
Full purchase price	14,811,725	8,047,275	22,859,000
Qualifies for total discount of R335021 - apportioned between the two companies	–217,080	–117,941	–335,021

Payment to MJ Crous	14,594,645	7,929,334	22,523,979
Repayment of Loan account	–1,328,750	–1,870,000	–3,198,750

Proceeds attributed to the share capital	13,265,895	6,059,334	19,325,229
Par Value of the shares	10	10	20

Deemed net dividend	13,265,885	6,059,324	19,325,209

STC payable on this dividend @ 12,5%	1,658,235.63	757,415.50	2,415,651.13

If Paid after 15 March but on or before 30 March 2006
Full purchase price	14,811,725	8,047,275	22,859,000
Qualifies for total discount of R445955 - apportioned between the two companies	–288,961	–156,994	– 445,955

Payment to MJ Crous	14,522,764	7,890,281	22,413,045
Repayment of Loan account	–1,328,750	–1,870,000	–3,198,750

Proceeds attributed to the share capital	13,194,014	6,020,281	19,214,295
Par Value of the shares	10	10	20

Deemed net dividend	13,194,004	6,020,271	19,214,275

STC payable on this dividend @ 12,5%	1,649,250.50	752,533.88	2,401,784.38

If Paid after 1 March but on or before 15 March
Full purchase price	14,811,725	8,047,275	22,859,000
Qualifies for total discount of R555790 - apportioned between the two companies	–360,130	–195,660	–555,790

Payment to MJ Crous	14,451,595	7,851,615	22,303,210
Repayment of Loan account	–1,328,750	–1,870,000	–3,198,750

Proceeds attributed to the share capital	13,122,845	5,981,615	19,104,460

	Thermadyne SA	Maxweld & Braze
	(Pty) Ltd	(Pty)Ltd
	9669/039/14/2	9001/244/14/5	Total
Par Value of the shares	10	10	20

Deemed net dividend	13,122,835	5,981,605	19,104,440

STC payable on this dividend @ 12,5%	1,640,354.38	747,700.63	2,388,055.00

If Paid on or before 28 February 2006
STC payable on this dividend @ 12,5%	205,044.30	93,462.58	298,506.88
Full purchase price	14,811,725	8,047,275	22,859,000
Qualifies for total discount of R665627 - apportioned between the two companies	– 431,299	–234,328	–665,627

Payment to MJ Crous	14,380,426	7,812,947	22,193,373
Repayment of Loan account	–1,328,750	–1,870,000	–3,198,750

Proceeds attributed to the share capital	13,051,676	5,942,947	18,994,623
Par Value of the shares	10	10	20

Deemed net dividend	13,051,666	5,942,937	18,994,603

STC payable on this dividend @ 12,5%	1,631,458.25	742,867.13	2,374,325.38
Kindly record this transaction in the records of the companies as required.
Yours faithfully
J
Lourens
Financial manager

APPENDIX “5”
PRO FORMA SECTION 228 RESOLUTION
RESOLUTION OF THE SHAREHOLDERS OF UNIQUE WELDING ALLOYS RUSTENBURG (PROPRIETARY) LIMITED t/a THERMADYNE PLANT RENTAL SOUTH AFRICA (REGISTRATION NUMBER 2000/005417/07) (“the Company”), PASSED IN GENERAL MEETING
PRESENT
The shareholders of the Company, all of whom have waived notice of the meeting, by round robin.
RESOLUTION
RESOLVED in accordance with the provisions of Section 228 of the Companies Act 61 of 1973 that the Company be and is hereby specifically authorized to dispose of its business as a going concern in accordance with the provisions of the “Sale Agreement” to be entered into between the Company, the HG and A Van Zyl Familie Trust (“the Trust”), Hendrik Gert Van Zyl, Thermadyne South Africa (Proprietary) Limited (“Unique”), Renttech S.A. (Proprietary) Limited, Thermadyne Industries Inc, (“Therm Inc.”)and Pieter Malan, a copy of which agreement is attached hereto and initialled for identification purposes.
RESOLVED FURTHER that the Company hereby specifically authorises Nedbank to pay the amount of R22 303 210,00 due in terms of the “Cession” attached as Appendix “2” to the Sale of Shares Agreement between the Company and Marthinus Johannes Crous, Therm Inc, Unique, Maxweld and Braze (Proprietary) Limited and Selrod Welding (Proprietary) Limited, and to utilise an amount of R2 500 000,00 of the proceeds so received from the Company to pay the Trust the Equity Purchase Price (as defined in that agreement) on Unique’s behalf.
RESOLVED FURTHER that if the payment is not made to the Company as provided for in the Sale Agreement referred to in resolution 1 above, then this resolution shall be of no force or effect.

Dated this 09 day of March 2006.

/s/ [ILLEGIBLE]
MARTHINUS JOHANNES CROUS as registered shareholder

/s/ [ILLEGIBLE]

THERMADYNE INDUSTRIES INC. as beneficial shareholder

/s/ [ILLEGIBLE]
HENDRIK GERT VAN ZYL